EXHIBIT 99.1

Contact:	Harriss T. Currie
Vice President, Finance and Chief Financial Officer
512-219-8020
hcurrie@luminexcorp.com
LUMINEX CORPORATION REPORTS THIRD QUARTER 2007 RESULTS
AUSTIN, Texas (October 24, 2007) — Luminex Corporation (NASDAQ:LMNX) today announced financial results for the third quarter ended September 30, 2007. Financial and operating highlights include the following:
•	Consolidated total revenue of $19.4 million, a 55 percent increase year-over-year
•	System shipments again surpass 200 for the quarter, for an installed base total in excess of 4,700, up 20 percent from a year ago
•	Consumables and royalty revenue up 64 and 22 percent, respectively, from the prior year period. On a pro forma basis, adjusting for the acquisition of Tm Bioscience, royalties grew by 35% over the third quarter of 2006

•	Consolidated gross profit margin of 62 percent
•	Fifth Annual Planet xMAP Europe, the Company’s European end-user symposium in Amsterdam, attracted over 400 participants
Subsequent to the acquisition of Luminex Molecular Diagnostics (formerly Tm Bioscience) or LMD on March 1, 2007, Luminex has reported the results of the following segments in addition to the consolidated results: Technology Group and Assay Group. The Technology Group, which is our core business, consists of system sales to partners, raw bead sales, royalties, service and support of the technology and other miscellaneous items. The Assay Group consists of the Luminex Bioscience Group, or LBG, and LMD. This segment is primarily involved in the development and sale of assays on xMAP technology for use on the Company’s installed base of systems.
Consolidated revenue for the third quarter of 2007 was $19.4 million, a 55 percent increase over third quarter 2006 revenues of $12.5 million. Net loss for the third quarter of 2007 was $3.3 million, or ($0.09) per share, which was primarily attributable to the dilutive effect of the acquisition of LMD as compared with net income of $111,000, or $0.00 per share, for the same period last year. Beginning on March 1, 2007, Luminex’s consolidated results included the results of operations of our acquired subsidiary LMD. For the third quarter of 2007, LMD contributed approximately 75% of our Assay Group net loss of $3.8 million, after the elimination of inter-segment revenue and expense.
As a reminder, Assay Group results for 2006 in the table below consisted of LBG only. LBG introduced its first two products in late 2006.
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LMNX Reports Third Quarter 2007 Results

October 24, 2007
LUMINEX CORPORATION
REPORTABLE SEGMENT HIGHLIGHTS
(unaudited)
(in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2007		2006	2007		2006

Revenue
Technology group	$16,769		$12,514	$47,329		$38,765
Assay group	3,349		—	8,549		14
Eliminations of intersegment revenue	(765)		—	(2,370)		—

	19,353		12,514	53,508		38,779
Operating income (loss)
Technology group	928		24	1,668		810
Assay group	(4,470	)(1)	(459)	(17,407	)(1)	(1,399)
Eliminations of intersegment operating income	220		—	(199)		—

Operating loss	(3,322)		(435)	(15,938)		(589)
     (1) The operating loss for the Assay group includes the write-off of acquired in-process research and development of $500 and $8,500 for the three and nine months ended September 30, 2007, respectively.
“We were very pleased with our strong revenue growth for the third quarter of 2007,” said Patrick J. Balthrop, president and chief executive officer of Luminex. “Our proprietary xMAP® technology continues to gain momentum in the marketplace, driven by test menu expansion. Total systems placements through the first nine months of 2007 are up 20 percent from a year ago with over 4,700 Luminex systems placed. Consumables and royalty revenues were up 64 and 22 percent, respectively, over the same period a year ago and contributed to our solid gross profit margin. Royalties are one of the best indicators of acceptance and usage of our technology in the marketplace and pro forma royalty growth, which excludes Tm Bioscience submissions for all periods presented, has grown by 35% over the third quarter of 2006. We continued to demonstrate strong revenues in our assay group, reflecting solid organic growth in our partnership business as well as incremental growth in our new LMD franchise. Our investments in infrastructure and R&D are bearing fruit, and are important for our future. Although we recorded a $3.3 million net loss for the quarter, there were $3.7 million of non cash charges including acquisition related charges of $1.3 million. We are pleased with our financial performance overall, with our overall trends, and we look forward to the opportunities ahead for Luminex.”
The financial condition and results of operations of the Company set forth herein reflect the Company’s purchase price allocation of the acquired assets and liabilities associated with the Tm Bioscience acquisition. Previously, the Company stated these would be finalized in the third quarter; however, certain matters continue to be reviewed including, the write-off of in-process research and development and the asset allocation between identified intangible assets and goodwill, and these allocations are anticipated to be finalized during the fourth quarter.
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LMNX Reports Third Quarter 2007 Results

October 24, 2007
CONFERENCE CALL
Management will host a conference call to discuss the operating highlights and financial results for the third quarter ended September 30, 2007, on Thursday, October 25, 2007, at 8:00 a.m. Eastern time. The conference call will be webcast live and will be accompanied by a slide presentation, both of which may be accessed at Luminex Corporation’s website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call and slides will be archived for one year on the website using the ‘replay’ link.
ABOUT LUMINEX CORPORATION
Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company’s xMAP® system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company’s xMAP® technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex or xMAP® can be obtained on the Internet at http://www.luminexcorp.com.
Statements made in this release that express Luminex’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “could,” “should” and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex’s actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’s products, the Company’s dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company’s revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, Luminex’s ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company’s strategic operating plans, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies, including Tm Bioscience Corporation, or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading “Risk Factors” in Luminex’s Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.
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LMNX Reports Third Quarter 2007 Results

October 24, 2007
LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2007	2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,725	$27,414
Short-term investments	3,281	10,956
Accounts receivable, net	12,355	8,237
Inventory, net	7,602	4,571
Other	1,693	1,917

Total current assets	34,656	53,095

Property and equipment, net	12,335	4,985
Intangible assets, net	25,916	—
Long-term investments	5,311	7,346
Goodwill	30,755	—
Other	1,433	1,270

Total assets	$110,406	$66,696

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,286	$3,255
Accrued liabilities	8,635	2,905
Deferred revenue and other	2,590	2,756

Total current liabilities	14,511	8,916
Long-term debt	3,996	—
Deferred revenue and other	3,754	3,621

Total liabilities	22,261	12,537

Stockholders’ equity:
Common stock	35	32
Additional paid-in capital	188,235	139,116
Accumulated other comprehensive gain	165	65
Accumulated deficit	(100,290)	(85,054)

Total stockholders’ equity	88,145	54,159

Total liabilities and stockholders’ equity	$110,406	$66,696

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LMNX Reports Third Quarter 2007 Results

October 24, 2007
LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Revenue	$19,353	$12,514	$53,508	$38,779
Cost of revenue	7,336	4,732	20,724	15,077

Gross profit	12,017	7,782	32,784	23,702
Operating expenses:
Research and development	4,464	2,348	11,035	6,335
Selling, general and administrative	10,375	5,869	29,187	17,956
In-process research and development expense	500	—	8,500	—

Total operating expenses	15,339	8,217	48,722	24,291

Loss from operations	(3,322)	(435)	(15,938)	(589)
Interest expense from long-term debt	(253)	—	(685)	—
Other income, net	309	544	1,350	1,511
Income taxes	(50)	2	37	(14)

Net income (loss)	$(3,316)	$111	$(15,236)	$908

Net income (loss) per share, basic	$(0.09)	$0.00	$(0.45)	$0.03

Shares used in computing net income (loss) per share, basic	35,097	31,507	34,043	31,358
Net income (loss) per share, diluted	$(0.09)	$0.00	$(0.45)	$0.03

Shares used in computing net income (loss) per share, diluted	35,097	33,155	34,043	32,682
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LMNX Reports Third Quarter 2007 Results

October 24, 2007
LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Operating activities:
Net income (loss)	$(3,316)	$111	$(15,236)	$908
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,431	339	3,809	1,086
In-process research and development expense	500	—	8,500	—
Stock-based compensation and other	1,744	1,433	4,843	3,857
(Gain) loss on disposal of assets	—	—	88	25
Other	1	(2)	3	(12)
Changes in operating assets and liabilities:
Accounts receivable, net	(741)	(240)	(2,398)	(1,716)
Inventory, net	(503)	(318)	(1,223)	(180)
Prepaids and other	361	(113)	242	(84)
Accounts payable	(342)	(27)	(4,159)	(1,532)
Accrued liabilities	536	457	(1,817)	(378)
Deferred revenue	(545)	(150)	(402)	(374)

Net cash provided by (used in) operating activities	(874)	1,490	(7,750)	1,600

Investing activities:
Net purchases of held-to-maturity investments	33	(1,364)	9,743	(2,409)
Purchase of property and equipment.	(2,002)	(442)	(5,331)	(1,970)
Acquisition of business, net of cash acquired.	50	—	(2,686)	—
Acquired technology rights	—	(25)	(265)	(25)
Acquired intangible assets	(5)	—	(5)	—
Proceeds from sale of assets	—	17	30	24
Net cash provided by (used in) investing activities	(1,924)	(1,814)	1,486	(4,380)

Financing activities:
Payments on debt	(4)	—	(12,349)	—
Proceeds from issuance of common stock	459	1,000	632	2,434
Other	4	—	13	—
Net cash provided by (used in) financing activities	459	1,000	(11,704)	2,434

Effect of foreign currency exchange rate on cash	228	4	279	26
Change in cash and cash equivalents.	(2,111)	680	(17,689)	(320)
Cash and cash equivalents, beginning of period	11,836	24,206	27,414	25,206

Cash and cash equivalents, end of period	$9,725	$24,886	$9,725	$24,886

Supplemental disclosure of cashflow information:
Interest and penalties paid	$1	$—	$1,336	$—
Supplemental disclosure of non-cash effect of acquisitions:
Purchase price	$50	$—	$(47,696)	$—
Common stock issued	—	—	41,755	—
Conversion of Tm options and warrants	—	—	2,315	—
Cash acquired	—	—	940	—

Acquisition, net of cash acquired	$50	$—	$(2,686)	$—

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